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                            GOODWIN, PROCTER & HOAR
                                 Exchange Place
                                Boston, MA 02109



                            As of December 28, 1995


DAKA International, Inc.
One Corporate Place
55 Ferncroft Road
Danvers, MA 01923

Ladies and Gentlemen:

        We have acted as counsel to DAKA International, Inc., a Delaware corporation ("DAKA"), in connection with the planned merger (the "Merger") of CEI Acquisition Corp. ("Sub"), a Minnesota corporation and a wholly owned subsidiary of DAKA, with and into Champps Entertainment, Inc., a Minnesota corporation ("Champps"), pursuant to an Agreement and Plan of Merger dated as of October 10, 1995 among DAKA, Sub and Champps (the "Merger Agreement").

        For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Merger Agreement, (ii) the Loan Agreement, entered into pursuant to
Section 5.15 of the Merger Agreement, between Champps Entertainment of Wayzata, Inc., as Borrower, and DAKA, as Lender, (iii) the Stockholders Agreement, dated as of October 10, 1995, among DAKA and the other parties signatory thereto, (iv) the Employment Contract, dated October 10, 1995, by and among DAKA, Champps, and Dean P. Vlahos, (v) the final Joint Proxy Statement-Prospectus included in the Registration Statement filed this day by DAKA with the Securities and Exchange Commission (the "Registration Statement") in connection with the issuance of shares of DAKA common stock pursuant to the Merger (the "Joint Proxy Statement-Prospectus"), and (vi) such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, representations and warranties made by DAKA, Sub and Champps (including, without limitation, those contained in certain certified representations (the "Certified Representations") and in the Merger Agreement and the Joint Proxy Statement-Prospectus), which we have neither investigated nor verified. We have assumed that such statements, representations and warranties are true, correct, complete and not breached and will continue to be so through the date of the Merger, and that no actions that are inconsistent with such statements, representations and warranties will be taken. We also have assumed that all representations made in the Certified Representations "to the best knowledge of" any person(s) or party(ies) are true, correct and complete as if made without such qualification.

        In addition, we have assumed that (i) the Merger will be consummated in accordance with the Merger Agreement and as described in the Joint Proxy Statement-Prospectus (including satisfaction of all covenants and conditions to the obligations of the parties without


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DAKA International, Inc.
December 28, 1995
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amendment or waiver thereof); (ii) the Merger will qualify as a merger under the applicable laws of Minnesota; (iii) each of DAKA, Sub and Champps will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations thereunder; (iv) the Merger Agreement and all other documents and instruments referred to therein or in the Joint Proxy Statement-Prospectus are valid and binding in accordance with their terms and (v) any financing provided by DAKA to Champps or its affiliates prior to the Effective Time (as defined in the Merger Agreement) constitutes "indebtedness" for federal income tax purposes.

        Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service by DAKA, Sub or Champps as to the federal income tax consequences of any aspect of the Merger.

        Based upon and subject to the foregoing, as well as the limitations set forth below, it is our opinion, under presently applicable federal income tax law, that the Merger of Sub with and into Champps will be a tax-free reorganization within the meaning of Section 368(a) of the Code.

        No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law. Furthermore, our opinion is based on current federal income tax law and administrative practice, and we do not undertake to advise you as to any changes after the Effective Time (as defined in the Merger Agreement) in federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so.

        We hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the reference to this firm under the captions "Certain Federal Income Tax Consequences" and "Legal Opinions" in the Registration Statement and the Joint Proxy Statement-Prospectus which is a part thereof.


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DAKA International, Inc.
December 28, 1995
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        This opinion has been delivered to you as contemplated by the Merger
Agreement and for the purpose of being included as an exhibit to the Registration Statement and is intended solely for your benefit. It may not be relied upon for any other purpose or by any other person or entity.

                                        Very truly yours,


                                        /s/ Goodwin, Procter & Hoar